Exhibit 10.19

[Yahoo! Letterhead]

October 1, 2010

Hilary Schneider

Dear Hilary:

As we discussed, Yahoo! Inc. (“Yahoo!” or the “Company”) is prepared to offer you transition benefits to aid in your employment transition. Subject to the approval of the Compensation Committee of the Board of Directors of Yahoo! (“Compensation Committee”), if you (1) sign and comply with the terms of this separation agreement (the “Agreement”), which contains a release of claims, and (2) return your signed Agreement to Yahoo! Human Resources by the deadline specified in this Agreement (collectively these are the “Agreement Eligibility Requirements”), then Yahoo! will continue to employ you through the Separation Date specified below (unless you resign prior to that date) and will pay you a payment as described below in paragraph 3. Subject to the approval of the Compensation Committee, if you (1) continue to comply with the terms specified in this Agreement, (2) do not resign prior to April 29, 2011, (3) sign the Supplemental Release (which contains a release of claims and is attached as Exhibit A) on or after the Separation Date, (4) return your signed Supplemental Release to Yahoo! Human Resources by the deadline specified in the Supplemental Release, (5) comply with the terms of the Supplemental Release, and (6) do not revoke the Supplemental Release during the applicable revocation period (collectively these are the “Supplemental Release Eligibility Requirements”), then you will receive the Transition Bonus (described below) as specified in the Agreement following the Separation Date.

If you do not comply with the Agreement Eligibility Requirements, your employment may terminate prior to the Separation Date described below, and the Company will not pay some of the payments and benefits specified in this Agreement. If you do not comply with the Supplemental Release Eligibility Requirements, you will not receive the Transition Bonus and some of the other benefits specified in this Agreement.

1. Separation. If you meet the Agreement Eligibility Requirements and do not resign prior to April 29, 2011, then your last day of employment with the Company and your employment termination date will be the earlier of (a) April 29, 2011, (b) the date on which the Company terminates your employment due to your failure to comply with material Company policies and procedures, or (c) the date of your death (as applicable, the “Separation Date”). You will be expected to continue to perform your current job duties relating to the Americas region and assist with the transition of work through December 31, 2010. Thereafter, you will work on special projects as assigned by Yahoo! and be available on an “on call” basis through your Separation Date to respond to questions and support any transition as requested by Yahoo!. Although you will be expected to perform assigned job duties and projects through your Separation Date, Yahoo! may allocate some or all of your job responsibilities to others. You hereby resign as an Executive Vice President of the Americas region of Yahoo! (and as an officer and director of the Company and any subsidiary, as well as a fiduciary of any benefit plan of the Company) as of December 31, 2010 or sooner if requested by Yahoo!, but such resignation shall not constitute a resignation of your employment. You shall execute such additional documents as reasonably requested by the Company to evidence your resignation (including documents that evidence the resignation of your officer position). The Company will allow you reasonable time off in order to conduct a job search or attend to personal matters, provided that you obtain the advance approval of your manager for such absences. From the date of this Agreement to your Separation Date (“Transition Period”), if you meet the Agreement Eligibility Requirements, Yahoo! will continue to pay you your regular base salary, and you will continue to be eligible for benefits under the Company’s plans, however, you shall not be eligible for any new equity grants or other new incentive or bonus opportunities.

2. Accrued Salary and Paid Time Off. On the Separation Date, Yahoo! will pay you all accrued salary, and all accrued and unused vacation earned through the Separation Date, subject to payroll deductions and required withholdings. You are entitled to any earned payments regardless of whether or not you sign this Agreement or the Supplemental Release.

3. Executive Incentive Plan Bonus. Subject to the approval of the Compensation Committee, if your Separation Date is on or after March 15, 2011 and you meet the Agreement Eligibility Requirements, then your 2010 Executive Incentive Plan (EIP) incentive bonus payout will be paid at a minimum of the 2010 EIP Bonus Pool funded level.1 If you meet the eligibility requirements specified in this paragraph, your 2010 EIP incentive bonus payout will be paid in 2011 on the same schedule as it is paid to other employees of Yahoo!. This bonus is subject to payroll deductions and required withholdings.

Subject to the approval of the Compensation Committee, if your Separation Date is before March 15, 2011 and you meet the Supplemental Release Eligibility Requirements, then as part of this Agreement, Yahoo! will pay you a payment in lieu of your 2010 Executive Incentive Plan (EIP) incentive bonus payout, subject to payroll deductions and required withholding. The payment will be calculated by multiplying your EIP target incentive by the 2010 EIP Bonus Pool funded level.2 If you meet the eligibility requirements specified in this paragraph, the payment will be paid to you in 2011 at the time that Yahoo! pays its employees their EIP incentive bonus payout.

[1]

For example, if the 2010 EIP Bonus Pool is funded at 50%, then your 2010 EIP incentive bonus payout will be equal to your EIP target incentive multiplied by 50%. Yahoo!, in its sole discretion, may increase your 2010 EIP incentive bonus payout based on its assessment of your performance.

[2]	For example, if the 2010 EIP Bonus Pool is funded at 50%, then your payment will be equal to your EIP target incentive multiplied by 50%. Yahoo!, in its sole discretion, may increase your payment.

For the sake of clarity, subject to the approval of the Compensation Committee, you will be entitled to either (but not both) the 2010 EIP incentive bonus or the payment in lieu of your 2010 EIP incentive bonus (both as described above), provided you meet the Agreement Eligibility Requirements or the Supplemental Release Eligibility Requirements, as applicable.

You will not be eligible for any 2011 EIP incentive bonus payout.

4. Transition Benefits. Subject to the approval of the Compensation Committee, if you comply with the Supplemental Release Eligibility Requirements, then as part of this Agreement, Yahoo! will pay you a transition bonus of four hundred twenty thousand dollars ($420,000.00) (“Transition Bonus”), subject to payroll deductions and required withholdings.3 The Transition Bonus will be paid in a lump sum within twenty (20) business days after the Effective Date (as described in the Supplemental Release), but not earlier than January 1, 2011 or later than December 31, 2011, provided that you meet the Supplemental Release Eligibility Requirements. Should you accept an offer of employment for another position at Yahoo! prior to the payment of the Transition Bonus described in this Agreement, your at-will employment at Yahoo! will continue and you will not be eligible for the Transition Bonus or other benefits described in this Agreement.

5. Health Insurance. Your group health insurance will cease on the last day of the month of your Separation Date. At that time, you will be eligible to continue your group health insurance benefits at your own expense under the terms and conditions of the applicable benefit plan, federal COBRA law and/or, if applicable, state insurance laws. For more information on continued group health coverage, please contact Yahoo! Benefits at (888) 862-5822.

6. Obligations. Except as provided in Paragraph 1 above, prior to your Separation Date, you shall devote your full business efforts and time to Yahoo! (other than taking reasonable time off in order to conduct a job search). You agree that you will not engage in any activities that are in violation of Yahoo!’s Code of Ethics or any other Yahoo! policy.

[3]

If you do not comply with the Supplemental Release Eligibility Requirements or you engage in misconduct, you will not receive the Transition Bonus and some of the other benefits specified in this Agreement and the Supplemental Release. For purposes of this Agreement, “misconduct” shall include the following: (1) your failure or refusal to comply in any material respect with lawful Company policies or lawful directives, (2) your material breach of any contract or agreement between you and the Company (including but not limited to this Agreement, the Supplemental Release, and the Employee Confidentiality and Assignment of Inventions Agreement between you and Yahoo!), or your material breach of any statutory duty, fiduciary duty or any other material obligations that you owe to the Company, or (3) your commission of an act of fraud, theft, embezzlement or other unlawful act against the Company or involving its property or assets or your engaging in unprofessional, unethical or other intentional acts that materially discredit the Company or are materially detrimental to the reputation, character or standing of the Company.

7. Tax Matters.

(a) Withholding. Yahoo! will withhold required federal, state and local taxes from any and all payments contemplated by this Agreement.

(b) Responsibility for Taxes. Other than Yahoo!’s obligation and right to withhold federal, state and local taxes, you will be responsible for any and all taxes, interest, and penalties that may be imposed with respect to the payments contemplated by this Agreement (including, but not limited to, those imposed under Internal Revenue Code Section 409A). To the extent that this Agreement is subject to Internal Revenue Code Section 409A, you and Yahoo! agree that the terms and conditions of this Agreement shall be construed and interpreted to the maximum extent reasonably possible, without altering the fundamental intent of this Agreement, to comply with and avoid the imputation of any tax, penalty or interest under Code Section 409A.

8. Stock Options. If you have been granted options to purchase shares of Yahoo!’s common stock, your options will cease to vest on the Separation Date, and any options that are unvested as of the Separation Date shall terminate and be forfeited as of the Separation Date. Your rights to exercise your options that are vested as of the Separation Date are set forth in the applicable stock plan and your corresponding notice of stock option grant and stock option agreement. Nothing in this Agreement modifies the terms applicable to your stock options. For more information about your stock options (if any), please review your stock option information via your E*TRADE online access at www.etrade.com. The E*TRADE website provides a complete listing of your stock option grant details, including the expiration date of your options. Should you have any questions, please contact E*TRADE directly at 800-838-0908 or Yahoo! Stock Plan Services at [private]@yahoo-inc.com.

9. Restricted Stock and Restricted Stock Units. If you have been granted restricted stock and/or restricted stock units under Yahoo!’s 1995 Stock Plan, as amended, or other applicable stock plan, your restricted stock and restricted stock units will cease to vest on the Separation Date, and all restricted stock and restricted stock units that are unvested as of the Separation Date shall terminate and be forfeited as of the Separation Date. Nothing in this Agreement modifies the terms applicable to your restricted stock or restricted stock units. For more information about your restricted stock and restricted stock units (if any), please review your information via your E*TRADE online access at www.etrade.com. Should you have any questions, please contact E*TRADE directly at 800-838-0908 or Yahoo! Stock Plan Services at [private]@yahoo-inc.com.

10. Employee Stock Purchase Plan. Contributions to your Employee Stock Purchase Plan (“ESPP”) will cease as of the Separation Date. Under the terms of the ESPP, all contributions you made to the ESPP that have not been used to purchase stock will be returned to you without interest by Yahoo! Payroll. For more information about the ESPP, please review your information via your E*TRADE online access at www.etrade.com. Should you have any questions, please contact E*TRADE directly at 800-838-0908 or Yahoo! Stock Plan Services at [private]@yahoo-inc.com.

11. 401(k) Plan. If you have questions about your 401(k) account, please contact Yahoo! Benefits at (888) 862-5822.

12. Life Insurance. Your life insurance coverage will cease on or before the Separation Date under the terms of the life insurance plan. The Company will provide you with information about the option to convert this coverage to an individual policy.

13. Flexible Spending Plan. If you enrolled in the Company’s Flexible Spending Plan and established a Healthcare Reimbursement Account and/or Dependent Care Reimbursement Account for the 2010 Plan Year, you have 90 days (as long as it is prior to March 31, 2011) following your Separation Date to submit any covered expenses for reimbursement provided the expenses were incurred from January 1, 2010 through the earlier of your Separation Date or December 31, 2010. If you enrolled in the Company’s Flexible Spending Plan and established a Healthcare Reimbursement Account and/or Dependent Care Reimbursement Account for the 2011 Plan Year, you have 90 days (as long as it is prior to March 31, 2012) following your Separation Date to submit any covered expenses for reimbursement provided the expenses were incurred from January 1, 2011 through your Separation Date. You may only submit expenses that you incurred prior to the Separation Date.

14. Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, incentive payments, severance, transition benefits, or other benefits after the Separation Date, with the exception of any benefit, the right to which has vested, under the express terms of a written benefit plan of the Company.

15. Expense Reimbursements. You agree that, within thirty (30) days following your Separation Date, you will submit your final expense reimbursement statement and required documentation reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. Yahoo! will reimburse you for expenses pursuant to its regular business practice. You may only submit expenses that you incurred prior to the Separation Date. For a copy of the Yahoo! expense form, please email [private]@yahoo-inc.com. You should submit completed expense reports and receipts to the Expense Report Department at Yahoo!, 701 First Avenue, Sunnyvale, California 94089.

16. Invention and Assignment to Yahoo!. During the Transition Period and after your Separation Date, you agree to perform promptly, all acts deemed necessary or desirable by Yahoo! to permit and assist it, at its expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in all intellectual property assigned to Yahoo! pursuant to your Employee Confidentiality and Assignment of Inventions Agreement(s) or similar agreement(s) including, but not limited to, disclosing information, executing documents and assisting or cooperating in legal proceedings. You understand and agree that you will not be eligible to receive the severance and other benefits specified in this Agreement until you have performed the acts specified in this paragraph (if requested by Yahoo!), such performance to be deemed complete at Yahoo!’s sole discretion.

17. Return of Company Property. By your Separation Date or earlier if requested by Yahoo!, you agree to return to Yahoo! all hard copy and electronic documents (and all copies thereof) and other property belonging to Yahoo!, its subsidiaries and/or affiliates that you have had in your possession at any time, including, but not limited to, files, notes, notebooks, correspondence, memoranda, agreements, drawings, records, business plans, forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, computers, code, software, technical products, product requirements, user interface documentation, PDAs, pagers, telephones, credit cards, entry cards, identification badges and keys), and any materials of any kind that contain or embody any proprietary or confidential information of the Company, its subsidiaries or affiliates (and all reproductions thereof in whole or in part). If you discover after your Separation Date that you have retained any proprietary or confidential information (including, but not limited to, proprietary or confidential information contained in any electronic documents or e-mail systems in your possession or control), you also agree immediately upon discovery to send an email to [private]@yahoo-inc.com and inform Yahoo! of the nature and location of the proprietary or confidential information that you have retained so that Yahoo! may arrange to remove, recover, and/or collect such information. The Transition Bonus and other benefits under this Agreement will not be paid or provided until all Company property has been returned to Yahoo!.

18. Proprietary Information Obligations. You acknowledge your continuing obligations under your Employee Confidentiality and Assignment of Inventions Agreement(s) or similar agreement(s) (collectively “NDA”), including your obligation not to use or disclose any confidential or proprietary information of the Company, its subsidiaries or affiliated entities and not to solicit Yahoo! employees and, to the extent permitted by applicable law, not to solicit Yahoo! customers as specified in your NDA.

19. Confidentiality. You agree to hold the provisions of this Agreement and the Supplemental Release in strictest confidence and you agree not to publicize or disclose their terms in any manner whatsoever until Yahoo! publicly files the Agreement and/or Supplemental Release; provided, however, that you may discuss this matter in confidence with your immediate family and your attorney or other professional advisor, so long as those parties agree to be bound by this confidentiality agreement. Nothing in this section prohibits you from disclosing the terms of this Agreement in order to enforce the Agreement or as otherwise required or permitted by law. In particular, and without limitation, you agree not to disclose the terms of this Agreement or the Supplemental Release to any current or former Yahoo! employee until Yahoo! publicly files the Agreement and/or Supplemental Release. You acknowledge that Yahoo! has certain public filing obligations with which it must comply relating to this Agreement and/or Supplemental Release.

20. Nondisparagement. You agree not to make negative comments or otherwise disparage Yahoo! or its officers, directors, employees, shareholders or agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided however that statements which are complete and made in good faith in response to any question, inquiry or request for information required by legal process shall not violate this paragraph.

21. Release of Claims. In consideration for, and as a condition of the benefits and other consideration under this Agreement, to which you are not otherwise entitled, you hereby generally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (collectively “Released Party”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date you sign this Agreement. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to your employment with the Company or the termination of that employment; (2) all claims related to your compensation or benefits from the Company, including wages, salary, variable compensation, incentive payments, bonuses, commissions, vacation pay, expense reimbursements (to the extent permitted by applicable law), severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including without limitation claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including without limitation claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Worker Adjustment and Retraining Notification Act (as amended) and similar laws in other jurisdictions, the Employee Retirement Income Security Act of 1974 (as amended), the Family and Medical Leave Act of 1993, and the California Fair Employment and Housing Act (as amended) and similar laws in other jurisdictions, but not including claims under the federal Age Discrimination in Employment Act of 1967, as amended. To the maximum extent permitted by law, you also promise never directly or indirectly to bring or participate in an action against any Released Party under California Business & Professions Code Section 17200 or under any other unfair competition law of any jurisdiction. If, notwithstanding the above, you are awarded any money or other relief under such a claim, you hereby assign the money or other relief to the Company. Your waiver and release specified in this paragraph do not apply to any rights or claims that may arise after the date you sign this Agreement.

This Agreement includes a release of claims of discrimination and retaliation on the basis of workers’ compensation status, but does not include claims for workers’ compensation benefits. Excluded from this Agreement are any claims which by law cannot be waived in a private agreement between employer and employee including, but not limited to, the right to file a charge with or participate in an investigation conducted by the Equal Employment Opportunity Commission (“EEOC”) or any state or local fair employment practices agency. You waive, however, any right to any monetary recovery or other relief should the EEOC or any other agency pursue a claim on your behalf. Finally, the release included in this Agreement does not constitute a release of any rights to indemnification you have under any agreement between you and the Company on the date hereof, any Company insurance policy relating to such matters under which you are covered, the Company’s charter documents and/or applicable law.

22. Representations. You acknowledge and represent that you have not suffered any discrimination, harassment, retaliation, or wrongful treatment by any Released Party. You also acknowledge and represent that you have not been denied any rights including, but not limited to, rights to a leave or reinstatement from a leave under the Family and Medical Leave Act of 1993, the Uniformed Services Employment and Reemployment Rights Act of 1994, or any similar law of any jurisdiction.

23. Release of Unknown Claims. You acknowledge that you have read and understand Section 1542 of the California Civil Code: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” You hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to your release of any unknown or unsuspected claims.

24. Cooperation. You agree to reasonably cooperate with and make yourself available on a continuing basis to Yahoo! and its representatives and legal advisors in connection with any matters in which you are or were involved or any existing or future claims, investigations, administrative proceedings, lawsuits and other legal and business matters, as reasonably requested by Yahoo!. You also agree that within two (2) business days of receipt (or more promptly if reasonably required by the circumstances) you shall send the Company copies of all correspondence (for example, but not limited to, subpoenas) received by you in connection with any legal proceedings involving or relating to Yahoo!, unless you are expressly prohibited by law from doing so. You agree that you will not voluntarily cooperate with any third party in any actual or threatened claim, charge, or cause of action of any nature whatsoever against any Released Party. You understand that nothing in this Agreement prevents you from cooperating with any government investigation.

25. Miscellaneous. This Agreement, including its Exhibit, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. Without limiting the generality of the preceding sentence, this Agreement, including its Exhibit, specifically supersedes any rights that you may have otherwise had (or may have otherwise become entitled to) under each of (1) your August 2006 employment letter agreement with the Company, (2) your November 20, 2008 letter regarding payments and equity vesting, and (3) the Company’s Change in Control Severance Plans. This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of Yahoo!. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. Any successor to the Company’s business shall expressly assume the Company’s obligations under this Agreement. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the state of California.

IF THIS AGREEMENT IS ACCEPTABLE TO YOU, PLEASE SIGN BELOW AND RETURN THE ORIGINAL TO DAVID WINDLEY AT YAHOO!, 701 FIRST AVENUE, SUNNYVALE, CALIFORNIA 94089 BY 5:00 P.M. ON OCTOBER 5, 2010.

I wish you good luck in your future endeavors.

Sincerely,

YAHOO! INC.

By:	/s/ David Windley
David Windley
Chief Human Resources Officer

Exhibit A – Supplemental Release

AGREED AND VOLUNTARILY EXECUTED:

/s/ Hilary Schneider
Hilary Schneider

10/1/10
Date

cc: Personnel File

Exhibit A

SUPPLEMENTAL RELEASE

(To be signed on or after the Separation Date)

In return for payment of the Transition Bonus and other benefits as described in my separation agreement, dated October 1, 2010 (“Agreement”), the terms of which are incorporated herein by reference, I hereby generally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (collectively “Released Party”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to and on the date I sign this Supplemental Release. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including wages, salary, bonuses, commissions, vacation pay, expense reimbursements (to the extent permitted by applicable law), severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including without limitation claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including without limitation claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), the federal Worker Adjustment and Retraining Notification Act (as amended) and similar laws in other jurisdictions, the Employee Retirement Income Security Act of 1974 (as amended), the Family and Medical Leave Act of 1993, and the California Fair Employment and Housing Act (as amended) and similar laws in other jurisdictions. To the maximum extent permitted by law, I also promise never directly or indirectly to bring or participate in an action against any Released Party under California Business & Professions Code Section 17200 or under any other unfair competition law of any jurisdiction. If, notwithstanding the above, I am awarded any money or other relief under such a claim, I hereby assign the money or other relief to the Company. I understand that the waiver and release specified in this paragraph do not apply to any rights or claims that may arise after the date I sign this Supplemental Release.

This Supplemental Release includes a release of claims of discrimination and retaliation on the basis of workers’ compensation status, but does not include workers’ compensation claims. Excluded from this Supplemental Release are any claims which by law cannot be waived in a private agreement between employer and employee, including but not limited to the right to file a charge with or participate in an investigation conducted by the Equal Employment Opportunity Commission (“EEOC”) or any state or local fair employment practices agency. I waive, however, any right to any monetary recovery or other relief should the EEOC or any other agency pursue a claim on my behalf. Finally, the release included in this Supplemental Release does not constitute a release of any rights to indemnification I have under any agreement between the Company and me in effect on the date hereof, any Company insurance policy relating to such matters under which I am covered, the Company’s charter documents and/or applicable law.

Exhibit A

I acknowledge and represent that I have not suffered any age or other discrimination, harassment, retaliation, or wrongful treatment by any Released Party. I also acknowledge and represent that I have not been denied any rights including, but not limited to, rights to a leave or reinstatement from a leave under the Family and Medical Leave Act of 1993, the Uniformed Services Employment and Reemployment Rights Act of 1994, or any similar law of any jurisdiction.

I acknowledge and agree that I have been paid all wages due and that, as to any further alleged wages, I agree that there is a good-faith dispute as to whether such wages are due, and based on this good-faith dispute, I release and waive any and all further claims regarding any alleged unpaid wages and any corresponding penalties, interest, or attorneys’ fees, in exchange for the consideration provided in this Supplemental Release.

I agree that I am voluntarily executing this Supplemental Release. I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA and that the consideration given for the waiver and release is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release specified in this paragraph do not apply to any rights or claims that may arise after the date I sign this Supplemental Release; (b) I have been advised to consult with an attorney prior to signing this Supplemental Release; (c) I have at least twenty-one (21) days from the date that I receive this Supplemental Release to consider this Supplemental Release (although I may choose to sign it any time on or after my Separation Date); (d) I have seven (7) days after I sign this Supplemental Release to revoke it (“Revocation Period”); and (e) this Supplemental Release will not be effective until I have returned it to Yahoo!’s Human Resources Department and the Revocation Period has expired (the “Effective Date”).

I UNDERSTAND THAT THIS SUPPLEMENTAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. In giving this release, which includes claims which may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code, which states: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any unknown or unsuspected claims I may have against the Released Party.

Yahoo! will withhold required federal, state and local taxes from any and all payments contemplated by the Agreement and this Supplemental Release. Other than Yahoo!’s obligation and right to withhold federal, state and local taxes, I will be responsible for any and all taxes, interest, and penalties that may be imposed with respect to the payments contemplated by the Agreement and this Supplemental Release (including, but not limited to, those imposed under Internal Revenue Code Section 409A). To the extent that the Agreement and/or this Supplemental Release is subject to Code Section 409A, Yahoo! and I agree that the terms and conditions of the Agreement and this Supplemental Release shall be construed and interpreted to the maximum extent reasonably possible, without altering their fundamental intent, to comply

Exhibit A

with and avoid the imputation of any tax, penalty or interest under Code Section 409A.

Certification Regarding Search and Return of Yahoo! Property. I hereby certify that: (1) prior to the date that I signed this Supplemental Release, I conducted a good faith and diligent search for any Yahoo! business data, whether or not such data would be considered confidential or proprietary and/or whether such data constitutes a legally protectable trade secret, including hard copy and all electronically stored data (“Yahoo! Business Data”) that may be in my possession. This search included reviewing the contents of any personal email accounts and Instant Messenger archives that I maintain, home computers, and other electronic computer media (CDs, USB thumb drives, disks, back-up drives, etc.) which I may have used during my employment to send, receive or store Yahoo! Business Data (“Personal Computer Media”); (2) to the extent I located any Yahoo! Business Data pursuant to my search described above, I have returned all originals and copies of such data to Yahoo!, and made arrangements for Yahoo!, at its option, to retrieve, destroy and/or permanently delete such data from my Personal Computer Media such that I cannot recover the data or access it in any manner; (3) I have not copied, saved, downloaded, retained, disclosed, photographed, or transmitted in any form whatsoever, any Yahoo! Business Data to any source except in the course of performing my duties for Yahoo! and for Yahoo!’s benefit; (4) I have not copied, saved, downloaded, retained, disclosed, photographed, or transmitted in any form whatsoever, any Yahoo! Business Data to any source for the purpose of retaining such data after my Separation Date or taking such data with me to my next employer or using it in connection with any subsequent employment; (5) as of the date that I sign this Supplemental Release, it is my good faith belief that I do not possess any Yahoo! Business Data in tangible or electronic form, except employment-related documents such as wage, benefit, and related information specific to the terms and conditions of my employment with Yahoo!; (6) to the extent I had any question about whether a Yahoo! document contains Yahoo! Business Data, I have inquired of Yahoo! in writing at [private]@yahoo-inc.com concerning the specific document and received clarification as to whether such document relates solely to my employment as defined in this paragraph or whether Yahoo! required me to return the document(s) (in which case, I certify that such document(s) have been returned); (7) I have returned all keys, access cards, credit cards, identification cards, phones, computers and related company-issued devices, including electronic mail devices, PDAs and/or electronic organizers, and other property and equipment belonging to Yahoo! (“Company Property”); (8) within the six (6) month period prior to my Separation Date, I have not intentionally or knowingly deleted Yahoo! Business Data, except in the normal course of performing my duties and responsibilities for Yahoo!; (9) other than in the normal course of performing my duties and/or responsibilities for Yahoo! and for Yahoo!’s benefit, I did not copy, back-up, or download Yahoo! Business Data that was contained on Company Property other than back-ups created on Yahoo! computer systems, media or other property accessible only by Yahoo! and for Yahoo!’s benefit; and (10) other than in the normal course of performing my duties and/or responsibilities for Yahoo! and for Yahoo!’s benefit, I did not delete or wipe or attempt to delete or wipe Yahoo! Business Data that was contained on Company Property.

The Agreement and this Supplemental Release constitute the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to this subject matter. Without limiting the generality of the preceding sentence, the Agreement and this Supplemental Release specifically supersede any rights that I may have otherwise had (or

Exhibit A

may have otherwise become entitled to) under each of (1) my August 2006 employment letter agreement with the Company, (2) my November 20, 2008 letter regarding payments and equity vesting, and (3) the Company’s Change in Control Severance Plans. The Agreement and this Supplemental Release are entered into without reliance on any promise or representation, written or oral, other than those expressly contained in them and together they supersede any other such promises, warranties or representations. If there is any conflict between the Agreement and the Supplemental Release, the Supplemental Release shall take precedence and control. This Supplemental Release may not be modified or amended except in a writing signed by both a duly authorized officer of Yahoo! and me. This Supplemental Release will bind the heirs, personal representatives, successors and assigns of both the Company and me, and inure to the benefit of both the Company and me, our heirs, successors and assigns. If any provision of this Supplemental Release is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Supplemental Release, and the provision in question will be modified by the court so as to be rendered enforceable. This Supplemental Release will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the state of California.

IF THIS SUPPLEMENTAL RELEASE IS ACCEPTABLE TO YOU, PLEASE SIGN BELOW ON OR AFTER THE SEPARATION DATE AND RETURN THE ORIGINAL TO DAVID WINDLEY AT YAHOO!, 701 FIRST AVENUE, SUNNYVALE, CALIFORNIA 94089 BY 5:00 P.M. ON THE 21ST DAY AFTER YOUR SEPARATION DATE.

DO NOT SIGN THIS SUPPLEMENTAL RELEASE

BEFORE YOUR SEPARATION DATE

By:		Date:
Hilary Schneider

cc:	Personnel File